Vertex Energy, Inc. 8-K

Exhibit 99.1

OVERVIEW PRESENTATION Vertex Energy March 2023

Disclaimer Forward - Looking Statements Certain of the matters discussed in this presentation which are not statements of historical fact constitute forward - looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995 , that involve a number of risks and uncertainties . Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward - looking statements but are not the exclusive means of identifying these statements . Any statements made in this presentation other than those of historical fact, about an action, event or development, are forward - looking statements . The important factors that may cause actual results and outcomes to differ materially from those contained in such forward - looking statements include, without limitation : the Company’s ability to raise sufficient capital to complete future capital projects and the terms of such funding, to the extent necessary ; the terms of our agreements with Macquarie Energy North America Trading Inc, including termination rights associated therewith, and our ability to find a replacement partner, in the event such agreements were terminated ; risks associated with our hedging activities, or our failure to hedge production ; the timing of the ongoing and future capital projects at the Mobile, Alabama refinery (the “Mobile Refinery”) and the outcome thereof and downtime associated with such projects ; the future production of the Mobile Refinery ; the estimated timeline of the renewable diesel capital project, estimated and actual production associated therewith, estimated revenues over the course of the agreement with Idemitsu, anticipated and unforeseen events which could reduce future production at the refinery or delay planned capital projects, changes in commodity and credits values, and certain early termination rights associated with the Idemitsu agreement and conditions precedent to such agreement ; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by such conversions ; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder ; the ability of the Company to retain and hire key personnel ; risks associated with the ability of Vertex to complete current plans for expansion and growth, and planned capital projects ; the level of competition in our industry and our ability to compete ; our ability to respond to changes in our industry ; the loss of key personnel or failure to attract, integrate and retain additional personnel ; our ability to protect our intellectual property and not infringe on others’ intellectual property ; our ability to scale our business ; our ability to maintain supplier relationships and obtain adequate supplies of feedstocks ; our ability to obtain and retain customers ; our ability to produce our products at competitive rates ; our ability to execute our business strategy in a very competitive environment ; trends in, and the market for, the price of oil and gas and alternative energy sources ; the impact of inflation on margins and costs ; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict, increased interest rates, recessions and increased inflation ; our ability to maintain our relationships with our partners and third parties ; the impact of competitive services and products ; the outcome of pending and potential future litigation, judgments and settlements, including potential class action litigation involving our officers and directors ; rules and regulations making our operations more costly or restrictive ; changes in environmental and other laws and regulations and risks associated with such laws and regulations ; economic downturns both in the United States and globally, increases in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding ; risk of increased regulation of our operations and products ; disruptions in the infrastructure that we and our partners rely on ; interruptions at our facilities ; unexpected and expected changes in our anticipated capital expenditures resulting from unforeseen or planned required maintenance, repairs, or upgrades ; our ability to acquire and construct new facilities ; our ability to effectively manage our growth ; decreases in global demand for, and the price of, oil, due to COVID - 19 , state, federal and foreign responses thereto, inflation, recessions or other reasons, including declines in economic activity or global conflicts ; our ability to acquire feedstocks on commercially reasonable terms ; unexpected and expected downtime at our facilities ; risks associated with COVID - 19 , the global efforts to stop the spread of COVID - 19 ; anti - dilutive rights associated with our outstanding securities ; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk ; dependence on third party transportation services and pipelines ; risks related to obtaining required crude oil supplies, and the costs of such supplies ; counterparty credit and performance risk ; unanticipated problems at, or downtime effecting, our facilities and those operated by third parties ; risks relating to our derivative hedges or our failure to hedge production ; and risks relating to future divestitures and acquisitions . Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - looking statements included in this communication are described in the Company’s publicly filed reports, including its most recently filed periodic reports on Form 10 - K and Form 10 - Q and subsequent filings . These reports are available at www . sec . gov . The Company cautions that the foregoing list of important factors is not complete . All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above . Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results . The forward - looking statements included in this presentation are made only as of the date hereof . Vertex cannot guarantee future results, levels of activity, performance or achievements . Accordingly, you should not place undue reliance on these forward - looking statements . Finally, Vertex undertakes no obligation to update these statements after the date of this presentation, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex . If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements . 2

Disclaimer Date of Information in Presentation All information in this presentation is as of March 6 , 2023 (unless otherwise stated) . The Company undertakes no duty to update any forward - looking statement to conform the statement to actual results or changes in the Company’s expectations . Industry Information In this presentation, we may rely on and refer to information regarding the refining, re - refining, used oil and oil and gas industries in general from market research reports, analyst reports and other publicly available information . Although we believe that this information is reliable, we have not commissioned any of such information, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it . Projections The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable . A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed . Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections . The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex ; industry performance ; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles ; general business and economic conditions ; competition ; retention of key management and other key employees ; absence of material contingent or unliquidated litigation, indemnity, or other claims ; minimal changes in current pricing ; static material and equipment pricing ; no significant increases in interest rates or inflation ; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize . The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects . Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change . Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex . Accordingly, the Projections are only estimates and are necessarily speculative in nature . It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections . Such variations may be material and may increase over time . In light of the foregoing, readers are cautioned not to place undue reliance on the Projections . The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved . Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions . As a result, the Projections should not be relied on as necessarily predictive of actual future events . 3

Disclaimer Non - GAAP Financial Measures In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this presentation we also present EBITDA, Adjusted EBITDA, adjusted gross margin, adjusted gross margin per throughput barrel and fuel gross margin per throughput barrel . Net Leverage, EBITDA, Adjusted EBITDA, adjusted gross margin, adjusted gross margin per throughput barrel and fuel gross margin per throughput barrel are “non - GAAP financial measures” presented as supplemental measures of the Company’s performance . They are not presented in accordance with GAAP . EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations . Adjusted EBITDA represents net income (loss) from operations (including discontinued operations), plus depreciation and amortization, less income tax benefit and plus interest expense, plus unrealized (gain) loss on hedging activities, plus (gain) loss on hedge roll (backwardation), plus acquisition costs, plus environmental clean - up reserve, plus (gain) loss on derivative warrant liability, plus stock compensation expense, plus impairment loss plus other income (expense) . Adjusted gross margin is gross profit (loss) plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly renewable identification numbers (RINs)), and inventory adjustments . Adjusted gross margin per throughput barrel is calculated as adjusted gross margin divided by total throughput barrels for the period presented . Fuel gross margin per throughput barrel is calculated as fuel gross margin divided by total throughput barrels for the period presented . EBITDA, Adjusted EBITDA, adjusted gross margin, adjusted gross margin per throughput barrel and fuel gross margin per throughput barrel (collectively, the “Non - GAAP Financial Measures”) are presented because we believe they provide additional useful information to investors due to the various noncash items during the period . The Non - GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry . We use the Non - GAAP Financial Measures as supplements to GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers . Additionally, these measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations . The Non - GAAP Financial Measures are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP . Some of these limitations are : the Non - GAAP Financial Measures do not reflect cash expenditures, or future or contractual commitments ; EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, capital expenditures or working capital needs ; EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments ; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . In addition, other companies in this industry may calculate the Non - GAAP Financial Measures differently than Vertex does, limiting their usefulness as a comparative measure . Net Leverage is a financial measure that management believes helps to assess the debt to earnings of the business . The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items . We compensate for these limitations by providing a reconciliation of each of these non - GAAP measures to the most comparable GAAP measure . We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non - GAAP measures in conjunction with the most directly comparable GAAP financial measure . For more information on these non - GAAP financial measures, please see the sections titled “Unaudited Reconciliation of Gross Profit From Continued and Discontinued Operations to Adjusted Gross Margin, Adjusted Gross Margin Per Throughput Barrel and Fuel Gross Margin Per Throughput Barrel”, and “Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations” each included in the Appendix of this presentation . 4

ENERGY TRANSITION CHALLENGE CARBON REDUCTION AND ENERGY SECURITY 5 The energy landscape is changing from traditional sources to lower carbon sources. Reduced carbon demand is increasing the need for low - carbon solutions. GREENIFICATION Rushing consumers into "green" solutions risks energy security and stability. STABILITY Energy transition requires infrastructure support while creating green pathways. TRANSITION The world still relies on carbon intense fossil fuels for energy and lubricants. DEPENDANCY

ENERGY TRANSITION PIONEER Vertex has a 20 - year history supporting traditional demand while reducing carbon impact through alternative feedstocks refining. OPTIMIZED ASSET DIVERSITY Vertex’s asset portfolio includes traditional hydrocarbon solutions as well as planned renewable expansions. SPEED TO MARKET Vertex’s assets and strategy provide the agility needed to efficiently keep pace with shifts in market dynamics. GEOGRAPHICALLY ADVANTAGED Vertex’s positioning along the US Gulf Coast supports existing infrastructure and provides access to domestic and international markets. 6 VERTEX ENERGY BALANCE, STABILITY, GROWTH Vertex’s goal is to provide decarbonized solutions while supporting energy security for a stable transition. With more than 20 years in the energy transition space, Vertex believes it is well - positioned to deliver ratable and reliable en ergy transition solutions.

HISTORICAL GROWTH

COMPANY OVERVIEW

Sustainably committed to **decarbonization**, **circular economy**, and **energy security** through innovative transitions from fossil fuels to renewables.

01

PHASE 1 (2001 – 2011): FEEDSTOCKS LOGISTICS AND PROCESSING

Vertex started in 2001 as a Gulf Coast feedstock[1] supply and logistics company. The first decade brought exponential growth into a regional leader in collection, aggregation, and processing.

02

PHASE 2 (2011-2021): REFINING AND FINISHED PRODUCTS

The second decade focused on acquisitional growth, including multiple re-refineries[2] and entrance into finished products, with Vertex as the leading marketer of Group II+ base oils in North America.

03

PHASE 3 (2021 and Beyond): GREATLY EXPANDED REFINING CAPABILITIES

In 2022, Vertex bought a conventional fuels refinery in Mobile, Alabama and started a renewable diesel conversion project, marking the next phase of its growth strategy.

[1] Vertex feedstocks include used motor oil from generators, removing waste from air, land, and water and utilized it for more environmentally mindful energy recovery

[2] Vertex re-refineries processed used motor oil into low sulfur marine fuel (meeting IMO 2020 standards) and high purity group II+ base oil.

VERTEX 7

OPERATIONAL SEGMENTS INTEGRATION OPPORTUNITIES 8 Logistics & Aggregation Metal Recycling Organic Feedstocks Intermediate Fuels & Products Upgrading & Pre - processing Conventional Fuel Renewable Lubricants Renewable Fuel Renewable and Petroleum Fuels Refining Commercial Fuels Lubricants Retail Fuels Fuels & Lubricants Marketing FEEDSTOCKS REFINING PRODUCTS AND MARKETING Organic Crop Development • Extensive feedstock collection and aggregation • Leading UMO 3 and co - product re - refiner in US Gulf Coast • Producer of high - value VGO 4 for premium fuels • Prominent conventional fuel supplier in Mobile, Alabama • Renewable diesel production expansion expected Q2 2023 • Vertically integrated from feedstocks to finished products Optimizing Value Capture in the Energy Transition: The Ideal Platform 3 UMO: Used Motor Oil 4 VGO: Vacuum Gas Oil

9 Asset Overview

10 ASSET FOOTPRINT Marrero Facility Location: Marrero, LA Products: VGO, Low - Sulfur Marine Fuel Mobile Refining Facility Location: Mobile, AL Products: Conventional Fuels & Renewable Diesel Fuel* Fuels Refining • Vertex’s Mobile, AL refinery produces conventional fuels at 75 kpbd operational capacity with planned renewable fuels expansion expected to produce 8 - 10 kbpd by second quarter 2023, and up to 14 kbpd within the year. Legacy Re - Refining • Vertex’s legacy re - refining asset is the largest used oil refinery along the U.S. Gulf Coast located in Marrero, Louisiana, utilizing vacuum tower technology to produce low - sulfur VGO to be used as feedstock or blended into low - sulfur marine fuels. Legacy Processing Facilities • Vertex has four legacy processing facilities in Baytown, TX, Pittsburg, TX, Myrtle Grove 5 , LA, and Harvey, LA processing used motor oil, oil filters and other co - products and scrap metals to to recover oil, steel, and energy value. Collection Dispatch Hubs • Vertex companies operate ground - level logistics from 13 dispatch locations with specially equipped trucks collecting used oil, used oil filters and other end - of - life hydrocarbon related co - products. Legacy Re - Refining Asset Fuels Refining Asset Collection Dispatch Hubs Legacy Processing Facilities *Planned Q2 2023 5 Vertex believes its Belle Chasse, Louisiana, asset also presents high yield, low CAPEX opportunities for future Energy Transition projects. The asset includes a 41 - acre industrial complex with hydroprocessing and plant infrastructure.

MOBILE REFINERY

- Processes domestic crude oil including land-locked crude from Florida and Mississippi and Light Louisiana Sweet (LLS) Crude delivered by barge with ability to process imported crude.
- Sells Diesel, Gasoline, Jet, and VGO products domestically along the Gulf Coast and to the north, as well as internationally.
- Has a robust truck rack and deepwater access via Vertex-owned Blakeley Island Crude and Products Terminal.
- Vertex is currently converting a portion of the facility to produce renewable diesel with initial production expected by 2Q23 and anticipated to ramp up to 14kbpd by year-end 2023 with the installation of hydrogen capacity.



Jay, 15%
Mississippi Sweet, 34%
Crude Slate*
98% delivered by marine or pipeline
Other Light Sweet, 26%
Gulf Coast Light Sweet, 25%



Other, 13%
Diesel, 27%
VGO, 19%
Product Slate*
Distillate-centric refinery(2)
Jet, 17%
Gasoline, 24%

Operational Capacity	75,000 bpd
Nelson Complexity Factor	4.4
Total Storage Capacity	3.2 million barrels
Truck Rack Offtake	175 trucks per day
Total Acres / Undeveloped	864 / 720

* All chart values are based on operational capacity and historical data as of 3/06/23

(1) Average annual maintenance capital expenditures in non-turnaround year; last turnaround conducted in 2019 for total cost of ~$30 million
(2) "Other" includes vacuum tower bottoms, benzene concentrate, LPG and sulfur

11

RENEWABLE DIESEL PROJECT

PROJECT SUMMARY SPECS	
Feedstock	Soybean oil to prove the asset with optionality for lower CI feed (tallows, DCO, UCO)
Primary Products	Renewable Diesel Fuel
Project Budget	$110-115 million
Output Timeline	Anticipated mechanical completion by 1Q23 with production during 2Q23
Renewable Capacity	Expected 8-10 kbpd (14 kbpd with Hydrogen supply installed)
Supply Agreements	Idemitsu Apollo (5-year)
Offtake Markets	California Market

(1) CI: Carbon Intensity; DCO: Distillers Corn Oil; UCO: Used Cooking Oil

Project Highlights

Fully-Funded Project

Speed to Market

Projected Low CAPEX per Barrel

Logistically Advantaged

Project Updates

- Over 290,000 work hours completed without reportable safety incident
- Project execution is >50% complete
- Catalyst loaded week of March 1
- Mechanical completion remains on track for late March 2023
- Detailed system handover and commissioning plan in place
- Initial production of renewable diesel anticipated to begin in Q2 2023 at 8,000 – 10,000 bpd with production capacity expansion expected to increase up to 14,000 bpd with the installation of additional hydrogen supply in late 2023

12

RENEWABLE DIESEL DEMAND

ASSET OVERVIEW

Global Low-Carbon Fuel Policies Driving Demand Growth for Renewable Diesel				
	2030 GHG Emissions Reduction Target	Net-Zero GHG Emissions Target	Primary Transportation Fuel Policy Mechanism	2030 Transportation Fuels Goal
California	40%	By 2045	Low Carbon Fuel Standard (LCFS)	Reduce carbon intensity of transport fuels by at least 20%
Canada	40 – 45%	By 2050	Clean Fuel Regulations (CFR) Obligation begins July 1, 2023	Reduce carbon intensity of transport fuels by 15%
EU	55%	By 2050	Renewable Energy Directive II (RED II)	Replace 14% of transport fuels with renewable energy
UK	68%	By 2050	Renewable Transport Fuel Obligation (RTFO)	Replace 17% of transport fuels with renewable fuels

SOURCE: Industry and Peer Websites



Select US 105
Canada 15
EU & UK 335
Current Renewable and Biodiesel Consumption <500

(thousand barrels per day)



Select US 720
Canada 570
EU & UK 6000
Diesel Demand in Select Markets ~7,300

(thousand barrels per day)

Other Policies in Place

Oregon, Washington State, British Columbia, Ontario, Norway, Sweden, and Finland have low-carbon fuel policies in place.

Oregon, Washington State, British Columbia, and Ontario aim for carbon intensity reductions of 20-37% by 2030-35.

Norway mandates 40% biofuel blending in diesel by 2030.

Sweden requires a 66% reduction in diesel GHG emissions, and Finland aims for 34% biofuels in transport fuels by 2030.

Potential Policies

New York is considering a Clean Fuel Standard to achieve an 85% emissions reduction by 2050.

New Mexico, Nevada, and Minnesota are exploring renewable mandates.

VERTEX

13

2024 PEER VALUATION COMPS 14 EXECUTION & GROWTH • Peer group includes Calumet Specialty Products Partners, L.P., CVR Energy, Inc., Delek US Holdings Inc, HF Sinclair Corporati on, Marathon Petroleum Corporation, PBF Energy, Inc., Phillips 66, Valero Energy Corporation and Par Pacific Holdings Inc • All values as of 03/06/2023 • Execution and De - risking As we continue to execute on both our conventional and renewable fuels strategy, we anticipate valuation multiple expansion as our discount vs. peers is potentially reduced. • Multiple Valuation Drivers With the anticipated contribution of results from our RD production, estimated benefits create opportunities to drive additional value through multiple expansion. -2.0x -1.0x 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x Net Debt / EBITDA 2024E EV/EBITDA • Enterprise Value (USD) VTNR

15 Strategic Objectives & Corporate Vision

VISION ENERGY TRANSITION IN MOTION 16 Strengthens company position as a producer of lower carbon refined products Balanced energy transition pursues longer - term carbon reduction goals through financially stable pathway Vertex Energy is committed to growing decarbonized fuel and lubricants production capabilities. Long - term strategy builds on a series of investments and market incentives Strategic optionality expected to generate long - term value while lowering carbon on refined fuel and products

OUR STRATEGIC FOCUS

MULTI-YEAR PLAN

Staying loyal to our DNA as **a development company** while continuing to run/operate our assets.

MARGIN CAPITALIZATION

- Market exposure opportunity for 1Q23
- Conventional distillate and gasoline economics at Alabama Refinery
- Expected strong VGO margins at Louisiana Refinery

RENEWABLE INVESTMENT

- Conversion of Mobile refinery hydrocracker
- Increase renewables optionality in feedstocks and products
- Opportunities for Renewable Diesel, Sustainable Aviation Fuel, and green hydrogen.

ASSET UTILIZATION

- Target investments for long-term profitability at Mobile refinery
- Leverage expertise with complementary assets in adjacent markets
- Vertically integrate from feedstock to retail products.

STRENGTHEN BALANCE SHEET

- Reduce total debt prioritizing high-interest term loan and convertible note
- Pursue additional refinancing or equitization of convertible debt

Energy transition company of scale focused on driving above-market free cash flow conversion.
Plans to deploy capital toward high-return organic, inorganic opportunities & debt reduction.

VERTEX

17

18 Financial Overview

COMPANY PERFORMANCE SUMMARY

Fourth Quarter 2022

Key Performance Indicators*

(in millions)	4Q22	3Q22	% Q / Q
Total Gross Profit	$99.0	$63.3	56%
GAAP Net Income	44.4	22.2	100%
Adjusted EBITDA[1]	75.2	1.6	4638%
Total Liquidity	146.2	122.3	19.5%
Net debt[2]	214.1	241.7	(11.4%)
Net Leverage[3]	1.3x	2.5x	(47.6%)

*Includes both continued and discontinued operations

1. A full-reconciliation of GAAP to Non-GAAP metrics is provided in the Appendix of this presentation
2. Net debt defined as total long term debt outstanding less cash and equivalents
3. Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA

Key Takeaways

- Reported net income (GAAP) of $44.4 million and Adjusted EBITDA of $75.2 million in 4Q22, versus Adjusted EBITDA of $1.6 million in 3Q22, reported financial results include impact of inventory backwardation charge of $9.6 million
- Exceptional operational reliability at Mobile refinery with throughput volumes of 77,964 bpd (104% utilization), Marrero (106% utilization) and Heartland (89% utilization) during 4Q22
- $146.2 million of total liquidity; Net debt of $214.1 million; net debt to TTM 4Q22 adjusted EBITDA of 1.3x
- Continued progress on construction of renewable diesel conversion project
  - Tracking on schedule for mechanical completion in March 2023 and initial production of 8,000-10,000 bpd in April 2023
  - Total project capex projected at $110-$115 million

VERTEX

19

MOBILE REFINERY PERFORMANCE

Fourth Quarter 2022

Key Performance Indicators

	4Q22	2Q-4Q 2022	Prior Guidance[1]
Total Throughput (bpd)	77,964	72,686	74,000
Total Production (MMbbl)	7.13	19.90	6.81
Facility Capacity Utilization[2]	104.0%	96.9%	-
Fuel Gross Margin ($/MM)	147.1	398.4	-
RIN Obligation ($/MM)	28.4	68.8	-
RIN Adjusted Fuel Gross Margin	118.7	329.6	-
Fuel Gross Margin Per Barrel ($/bbl)	$20.50	$19.93	-
RIN Expense Per Barrel	$3.96	$3.44	-
RIN Adjusted Fuel Gross Margin Per Barrel	$16.54	$16.49	-
Gulf Coast 2-1-1 Crack Spread	$33.84	$37.94	-
Capture Rate	61%	53%	52%
RIN Adjusted Capture Rate	49%	44%	-
Direct Opex Per Barrel ($/bbl)	$3.98	$3.86	$3.88
Production Yield			
Gasoline (bpd)	20,840	18,049	-
% Production	26.9%	23.3%	-
ULSD (bpd)	24,489	21,424	-
% Production	31.6%	27.7%	-
Jet (bpd)	12,196	11,307	-
% Production	15.7%	14.6%	-
Other[3]	19,956	21,575	-
% Production	25.8%	27.8%	-
Total Production (bpd)	77,481	72,355	-
Total Production (MMbbl)	7.13	19.90	-

Key Takeaways

- Operated at 104% utilization in 4Q22, with total throughput of 77,964 barrels per day (bpd)
- Mobile generated $147.1 million in 4Q22 in fuel gross margin before RIN obligation, depreciation and operating expenses in cost of sales and financing losses
- Mobile generated $20.50 per throughput barrel of fuel gross margin, equating to 61% capture rate on the benchmark Gulf Coast 2-1-1 crack spread of $33.84 for 4Q22
- Optimized product yields following turnaround maintenance performed in 3Q22 drove increased percentage of high margin light refined products (Gasoline, ULSD, Jet) of 74% vs. 69% in 3Q22

1.) Based on previous guidance issued on Nov. 2 2022
2.) Assumes 75,000 barrels per day of operational capacity
3.) Other includes naphtha, intermediates and LPG
4) RIN: Renewable Identification Numbers

VERTEX

20

COMPANY PERFORMANCE SUMMARY Full Year 2022 21 *Includes both continued and discontinued operations 1. A full - reconciliation of GAAP to Non - GAAP metrics is provided in the Appendix of this presentation 2. Net debt defined as total long term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA • Reported net income (GAAP) of $1.9 million and Adjusted EBITDA of $161 million in 2022, versus Adjusted EBITDA of $21.6 million in 2021 • Successfully closed on strategic acquisition of Mobile, AL refining facility for $75 million, raised necessary financing via $125 million term loan in addition to $155 million convertible note offering completed in late 2021 to fund Mobile acquisition and associated working capital needs • Exhibited significant operational reliability at Mobile facility with 9 month throughput volumes of 72,686 bpd (97% capacity utilization) • Began successful marketing process for UMO assets which resulted in $90 million cash sale of Heartland facility in February 2023 • Initiated construction of renewable diesel conversion project at Mobile refining facility • Tracking on schedule for mechanical completion in March 2023 and initial production of 8,000 bpd in April 2023 • Installation of additional hydrogen supply expected to drive production ramp to 14,000 bpd by early 2024 % Y / Y FY 2021 FY 2022 332% $49.1 $212.1 Total Gross Profit - (7.7) 1.9 GAAP Net Income (Loss) 645% 21.6 161.0 Adjusted EBITDA 1 - 136.0 146.2 Total Liquidity - 52.1 214.1 Net debt 2 - 2.4x 1.3x Net Leverage 3 Key Performance Indicators * Key Takeaways

22 Key Investment Considerations

23 Key Investment Considerations The company's energy transition story is a concentrated pure - play, encompassing both conventional and renewable fuels. The proje cted attractive margins in conventional fuels are expected to enable the reinvestment of capital into expanding renewable fuels capacity, as conventiona l f uels remain essential while new technologies and renewable capacity are developed. 3 The company is a geographically advantaged producer of both conventional and renewable fuels, with the ability to serve the G ulf Coast market. Additionally, the company benefits from advantaged feedstock supply and offtake options, such as rail, barge, and pipeline transportation. 1 Vertex’s renewable diesel project is expected to have higher returns, driven by one of the lowest capital expenditure per bar rel of capacity in the industry. 4 The company has a concentrated exposure to attractive renewable diesel market economics, with around 19% of its production vo lum es projected to be in the renewable diesel market by the end of 2023. 5 The company is committed to pursuing opportunities that allow it to provide both conventional and renewable fuels to the mark et while reducing its carbon footprint. 6 The company is the largest processor of used motor oil (UMO) in the US Gulf Coast region, demonstrating its significant capab ili ties in managing and recycling this valuable resource. 2

24 Appendix

BALANCE SHEET UPDATE Capital Allocation Strategy Focused On Organic Investments, And Debt Reduction 25 Outstanding Debt Details ($MM) Debt Maturity Schedule ($MM) ► Current total long term debt $360.3 million ► Current cash & equivalents $146.2 million ► Net long term debt = $214.1 ► 12/31/22 Leverage 2 = 1.3x ► Recent Heartland divestiture for $90 million in cash ► $11 million in pre - payment of high interest term - loan ► Remainder planned to finance RD working capital needs $0 $20 $40 $60 $80 $100 $120 $140 $160 Sr. Convertible Note Operating Lease Term Loan Finance Lease Principal Maturity Coupon Instrument 95.2 2027 6.25% Senior Convertible Note 165.0 2025 15.25% Term Loan 100.1 - - Lease Obligations 360.3 Total 146.2 Cash & equivalents 1 $214.1 Net Long Term Debt 2 1.3x Net Leverage 3 1. Including restricted cash of $4.9 million 2. Net debt defined as total long term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA

NON - GAAP RECONCILIATION 26 Net Leverage 1. Including restricted cash of $4.9 million 2. Net debt defined as total long term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA In millions 12/31/22 9/30/22 12/31/21 CASH Cash & Cash Equivalents 1 $146.20 $122.40 $136.60 DEBT Senior Convertible Note $95.20 $95.20 $155.00 Term Loan $165.00 $165.00 - Lease Obligations - - $100.10 $79.50 $33.70 Total Debt $360.30 $339.70 $188.70 Net Long Term Debt 2 $214.10 $217.30 $52.10 TTM Adjusted EBITDA $160.90 $95.30 $21.60 Net Leverage 3 1.3x 2.3x 2.4x

NON - GAAP RECONCILIATION 27 Unaudited Reconciliation of Fuel Gross Margin and Fuel Gross Margin per throughput barrel to Gross Profit Three Months Ended December 31, 2022 In thousands Total Refining & Marketing Mobile Refinery Legacy Refining & Marketing Gross profit $ 89,441 $ 89,864 $ (423) Inventory valuation adjustments $ 14,011 $ 14,011 $ - Unrealized loss on hedging activities 303 165 138 Adjusted Gross Profit $ 103,755 $ 104,040 $ (285) Operating expenses included in cost of revenues 22,469 22,469 - Depreciation and amortization attributable to cost of revenues 3,266 3,121 145 Realized loss on hedging activities 627 407 220 Financing costs (9,204) (9,204) - Other revenues (2,159) - Cost of revenues - RINs 28,397 28,397 - Fuel Gross profit $ 147,151 $ 147,071 $ 80 Throughput (bpd) 77,964 Adjusted Gross Margin per throughput barrel $ 14.51 Fuel Gross margin per throughput barrel $ 20.50

NON - GAAP RECONCILIATION 28 Unaudited Reconciliation of Fuel Gross Margin and Fuel Gross Margin per throughput barrel to Gross Profit Twelve Months Ended December 31, 2022 In thousands Total Refining & Marketing Mobile Refinery Legacy Refining & Marketing Gross profit $ 143,233 $ 140,983 $ 2,250 Inventory valuation adjustments $ 37,764 $ 37,764 $ - Unrealized loss on hedging activities 159 90 69 Adjusted Gross margin $ 181,156 $ 178,837 $ 2,319 Operating expenses included in cost of revenues 61,133 61,133 - Depreciation and amortization attributable to cost of revenues 9,605 9,065 540 Realized loss on hedging activities 85,550 85,238 312 Financing costs 2,011 2,011 - Other revenues (6,611) (6,611) - Cost of revenues - RINs 68,758 68,758 - Fuel Gross margin $ 401,602 $ 398,431 $ 3,171 Throughput (bpd) 72,686 Adjusted Gross Margin per throughput barrel $ 8.95 Fuel Gross margin per throughput barrel $ 19.93

NON - GAAP RECONCILIATION 29 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands September 30, 2022 September 30, 2021 September 30, 2022 Consolidated EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations 22,172$ 10,680$ (42,421)$ Depreciation and amortization 5623 1904 $13,157.00 Interest expense 13,129 469 65,069 EBITDA 40,924$ 13,053$ 35,805$ Unrealized (gain)/loss hedging activities (47,756) 147 (1,123) (Gain)/loss on hedge roll (backwardation) 17972 0 $41,152.00 Acquisition costs 2,889 16,526 Environmental clean-up reserve 0 0 $1,428.00 Loss on derivative warrant liability (12,312) (11,907) (7,788) Stock compensation expense 378 257 $951.00 Other (417) - (1,042) Impairment loss 0 0 $0.00 Adjusted EBITDA 1,678$ 1,550$ 85,909$ Three Months Ended Nine Months Ended

NON - GAAP RECONCILIATION 30 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Three Months Ended Twelve Months Ended December 31 2022 December 31, 2021 December 31 2022 December 31, 2021 Consolidated (In thousands) EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ 44,418 $ (5,350) $ 1,997 $ (7,661) Depreciation and amortization 5,761 1,930 18,919 7,540 Income tax benefit (2,489) — (2,489) — Interest expense 14,956 2,927 79,951 3,891 EBITDA $ 62,646 $ (493) $ 98,378 $ 3,770 Unrealized (gain)loss hedging activities 978 (252) (146) (190) (Gain)loss on hedge roll (backwardation) 9,614 — 50,766 — Acquisition costs — 3,565 16,527 3,565 Environmental clean-up reserve — — 1,428 — (Gain)loss on derivative warrant liability (33) 4,305 (7,821) 15,685 Stock compensation expense 622 250 1,574 863 Impairment loss — 2,124 — 2,124 Other 1,339 — 280 (4,222) Adjusted EBITDA $ 75,166 $ 9,499 $ 160,986 $ 21,595

NON - GAAP RECONCILIATION 31 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Three Months Ended December 31, 2022 Mobile Refinery Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated (In thousands) EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ 56,839 $ (1,860) $ 54,979 $ 4,706 $ (15,267) $ 44,418 Depreciation and amortization 3,857 — 3,857 1,733 171 5,761 Income tax benefit — — — — (2,489) (2,489) Interest expense 3,721 — 3,721 25 11,210 14,956 EBITDA $ 64,417 $ (1,860) $ 62,557 $ 6,464 $ (6,375) $ 62,646 Unrealized (gain)loss hedging activities 165 138 303 675 — 978 (Gain)loss on hedge roll (backwardation) 14,011 — 14,011 (4,397) — 9,614 Acquisition costs — — — — — — Environmental clean-up reserve — — — — — — (Gain)loss on derivative warrant liability — — — — (33) (33) Stock compensation expense — — — — 622 622 Impairment loss — — — — — — Other — — — 1,119 220 1,339 Adjusted EBITDA $ 78,593 $ (1,722) $ 76,871 $ 3,861 $ (5,566) $ 75,166

NON - GAAP RECONCILIATION 32 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Three Months Ended December 31, 2021 Mobile Refinery Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated (In thousands) EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ — $ (503) $ (503) $ 7,152 $ (11,999) $ (5,350) Depreciation and amortization — 238 238 1,439 253 1,930 Income tax benefit — — — — — — Interest expense — — — 14 2,913 2,927 EBITDA $ — $ (265) $ (265) $ 8,605 $ (8,833) $ (493) Unrealized (gain)loss hedging activities — — — (252) — (252) (Gain)loss on hedge roll (backwardation) — — — — — — Acquisition costs — — — 3,565 — 3,565 Environmental clean-up reserve — — — — — — (Gain)loss on derivative warrant liability — — — — 4,305 4,305 Stock compensation expense — — — — 250 250 Impairment loss — — — 2,124 — 2,124 Other — — — — — — Adjusted EBITDA $ — $ (265) $ (265) $ 14,042 $ (4,278) $ 9,499

NON-GAAP RECONCILIATION

Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations

	Twelve Months Ended December 31, 2022					
	Mobile Refinery	Legacy Refining and Marketing	Total Refining & Marketing	Black Oil and Recovery	Corporate	Consolidated
Consolidated *(In thousands)*						
EBITDA and Adjusted EBITDA						
Net income (loss) including discontinued operations	$ 51,247	$ (4,008)	$ 47,239	$ 37,285	$ (62,002)	$ 1,997
Depreciation and amortization	11,273	926	12,199	5,820	900	18,919
Income tax benefit	—	—	—	—	(2,489)	(2,489)
Interest expense	10,414	—	10,414	(67)	69,604	79,951
EBITDA	$ 72,934	$ (3,082)	$ 69,852	$ 22,513	$ 6,013	$ 98,378
Unrealized (gain)loss hedging activities	90	69	159	(305)	—	(146)
(Gain)loss on hedge roll (backwardation)	37,764	—	37,764	13,002	—	50,766
Acquisition costs	11,967	—	11,967	4,560	—	16,527
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
(Gain)loss on derivative warrant liability	—	—	—	—	(7,821)	(7,821)
Stock compensation expense	—	—	—	—	1,574	1,574
Impairment loss	—	—	—	—	—	—
Other	13,282	—	13,282	(13,222)	220	280
Adjusted EBITDA	$ 137,465	$ (3,013)	$ 134,452	$ 26,548	$ (14)	$ 160,986

VERTEX
33

NON - GAAP RECONCILIATION 34 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations Twelve Months Ended December 31, 2021 Mobile Refinery Legacy Refining and Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated Consolidated (In thousands) EBITDA and Adjusted EBITDA Net income (loss) including discontinued operations $ — $ (560) $ (560) $ 22,156 $ (29,257) $ (7,661) Depreciation and amortization — 943 943 5,585 1,012 7,540 Income tax benefit — — — — — — Interest expense — — — 59 3,832 3,891 EBITDA $ — $ 383 $ 383 $ 27,800 $ (24,413) $ 3,770 Unrealized (gain)loss hedging activities — — — (190) — (190) (Gain)loss on hedge roll (backwardation) — — — — — — Acquisition costs — — — — 3,565 3,565 Environmental clean-up reserve — — — — — — (Gain)loss on derivative warrant liability — — — — 15,685 15,685 Stock compensation expense — — — — 863 863 Impairment loss — — — 2,124 — 2,124 Other — — — — (4,222) (4,222) Adjusted EBITDA $ — $ 383 $ 383 $ 29,734 $ (8,522) $ 21,595

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